Western Minerals Inc.

jjmcleod@xplornet.com

To:

Tuffnell Ltd.

1802 North Carson St., Suite 212

Carson City, NV  89701

Attention:  Mr. Kyle Beddome, President/Director

Invoice

Acquisition of the Use 1-4 mineral claims, Esmeralda

County, Nevada USA

$3,500

Geological Report on the Use 1-4 property

3,500

Total:

$7,000

Dated at Silver Springs, NV the 20th day of July, 2008

/s/ “James W. McLeod”

James W. McLeod

Consulting Geologist